EXHIBIT 10.1

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”), dated as of November 8, 2017 (the “Initial Closing Date”), is entered into by and between Ladenburg Thalmann Financial Services Inc., a Florida corporation (“Borrower ”) and Frost Gamma Investments Trust, a Florida trust (“Frost Gamma”).

RECITALS

WHEREAS, Frost Nevada Investments Trust, an affiliate of Frost Gamma, and Borrower are terminating that existing Credit Agreement, dated as of October 19, 2007, as amended; and

WHEREAS, Frost Gamma desires to provide Borrower with a senior line of credit (the “Line of Credit”) in the amount of $40,000,000 (the “Available Amount”) on the terms set forth herein.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly and mutually acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

LINE OF CREDIT

Section 1.1. The Line of Credit. From time to time prior to the Maturity Date (as defined in the Note (as hereafter defined)), subject to the provisions below, Frost Gamma shall make Advances (as hereafter defined) to Borrower, which Borrower shall pay and may reborrow, so long as the aggregate amount of Advances outstanding at any one time shall not exceed the Available Amount.

Section 1.2. Note. The indebtedness of Borrower to Frost Gamma will be evidenced by a senior note in substantially the form of Exhibit A (the “Note”). The original principal amount of the Note will be $40,000,000; provided, however, that notwithstanding the face amount of the Note, Borrower’s liability under the Note shall be limited at all times to its actual indebtedness, principal, interest, fees, charges, expenses and reasonable attorneys’ fees and costs and other amounts, obligations, covenants and duties owing by Borrower to Frost Gamma (or any permitted assignee) of any kind and description (whether pursuant to or evidenced by the Note or this Agreement), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including Lender’s Expenses (collectively, the “Obligations”), in each case as then outstanding hereunder and under the Note. As used herein, “Lender’s Expenses” means all reasonable attorneys’ fees, costs and expenses incurred in amending, enforcing or defending the Note (including fees and expenses of appeal or review), including the exercise of any rights or remedies afforded under the Note or under applicable law, whether or not suit is brought, whether before or after bankruptcy or insolvency, including without limitation all fees and costs incurred by Frost Gamma in connection with Frost Gamma’s enforcement of its rights in a bankruptcy or insolvency proceeding filed by or against Borrower.

Section 1.3. Use of Proceeds. Funds advanced under the Line of Credit shall be used for working capital or general corporate purposes of Borrower.

Section 14. Payment of Outstanding Amount. The aggregate Obligations outstanding on the Maturity Date shall be due and payable on the Maturity Date in accordance with the terms of the Note.

Section 1.5. Interest. Interest on the outstanding principal amount of the Line of Credit shall accrue at a rate equal to eleven percent (11%) per annum, compounded quarterly (the “Interest Rate ”), and shall be payable on the last day of each calendar month until the repayment in full of all Obligations, the termination of this Agreement and cancellation of the Note.

Section 1.6. Default Rate. Upon the Maturity Date, whether by acceleration, demand or otherwise, and at Frost Gamma’s option upon the occurrence of any Event of Default (as defined in the Note) and during the continuance thereof, the Note shall bear interest at a rate that shall be five percent (5.0%) in excess of the Interest Rate but not more than the maximum rate allowed by law (the “Default Rate”). The Default Rate shall continue to apply whether or not judgment shall be entered on the Note. The Default Rate is imposed as liquidated damages for the purpose of defraying Frost Gamma’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, Frost Gamma’s exercise of any rights and remedies hereunder or under applicable law, and any fees and expenses of any agents or attorneys which Frost Gamma may employ. In addition, the Default Rate reflects the increased credit risk to Frost Gamma of carrying a loan that is in default. Borrower agrees that the Default Rate is a reasonable forecast of just compensation for anticipated and actual harm incurred by Frost Gamma, and that the actual harm incurred by Frost Gamma cannot be estimated with certainty and without difficulty.

Section 1.7. Advances. Borrower shall give Frost Gamma prior written notice not later than 3:00 p.m., Eastern time, on the third business day prior to the date of any advance of credit pursuant to the Line of Credit hereunder (an “Advance”). Any such notice shall be in the form of the Borrowing Notice set forth as Exhibit B (the “Borrowing Notice”), shall be certified by the president or Chief Financial Officer of Borrower, and shall set forth the aggregate amount of the requested Advance. Upon receiving a request for an Advance to which Borrower is entitled hereunder and under the Note, and provided there is no Event of Default (as defined in the Note), Frost Gamma shall make available to Borrower the amount of the requested Advance by wire transfer of immediately available funds to a bank account designated by Borrower on the third business day after receipt of such Borrowing Notice.

Section 1.8. Prepayment. Borrower may prepay the outstanding Obligations under the Line of Credit at any time without premium or penalty. Prepayments of all or any portion of the Obligations shall not reduce the Available Amount, and funds may be reborrowed hereunder up to the Available Amount, subject to the provision hereof and the Note.

Section 1.9. Payment Application. Any and all payments on account of the Obligations will be applied first to accrued and unpaid interest and second to outstanding principal and other sums due hereunder. If Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other person under any bankruptcy act, state, provincial or federal law, common law or equitable cause, then to the extent of such payment or payments, the Obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

Section 1.10. Conditions to Initial Closing. The Initial Closing shall be subject to Frost Gamma’s receipt of the following documents, each in form and substance satisfactory to Frost Gamma:

(a)	This Agreement. This Agreement duly executed by Borrower and Frost Gamma.

(b)	Promissory Note. The Note duly executed by Borrower.

(c)	Borrower Secretary’s Certificate. The duly authorized Secretary of Borrower shall have delivered a certified copy of Borrower’s Articles of Incorporation, as amended, and a certificate as to its Amended and Restated Bylaws and resolutions adopted by its board of directors authorizing this Agreement and the transactions contemplated hereby.

(d)	Other Documents. Such additional documents as Frost Gamma reasonably may request.

Section 1.11. Advances. The obligation of Frost Gamma to make Advances shall be subject to Frost Gamma’s receipt of a completed Borrowing Notice and such additional documents as Frost Gamma reasonably may request and the absence of any Event of Default.

Section 1.12 Ranking. The Line of Credit and Note will rank senior in right of payment to all of Borrower’s subordinated indebtedness incurred after the Initial Closing Date and equal in right of payment with all other senior indebtedness of Borrower incurred after the Initial Closing Date.

ARTICLE II

CLOSINGS

Section 2.1. Initial Closing. The closing of this Agreement (the “Initial Closing”) shall take place at 277 Park Avenue, 26th Floor, New York, NY 10172 or at such other location(s) as the parties may agree commencing at 9:00 a.m. local time on the Initial Closing Date. At the Initial Closing:

(a)	Borrower shall deliver to Frost Gamma a fully executed copy of this Agreement, the Note and the other documents described in Section 1.10.

(b)	Frost Gamma shall deliver to Borrower a fully executed copy of this Agreement.

Section 2.2. Subsequent Closings. The closing of any advance under this Agreement shall take place at 277 Park Avenue, 26th Floor, New York, NY 10172 or at such other location(s) as the parties may agree commencing at 9:00 a.m. local time on the date set forth in the Borrowing Notice (provided timely delivery of such Borrowing Notice to Frost Gamma has been made). At each such subsequent closing, Frost Gamma shall have timely received a completed Borrowing Notice and such additional documents as Frost Gamma reasonably may request.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower represents and warrants to Frost Gamma as of the date of this Agreement as follows:

Section 3.1 Organization of Borrower. Borrower is a corporation duly incorporated, validly existing and in active status under the law of the State of Florida and is qualified to do business in each state where the nature of the business it conducts or the properties it owns, leases or operates requires it to so qualify, except for those states in which any failure by Borrower to be so incorporated, validly existing, in good standing and/or qualified could not reasonably be expected to have a Material Adverse Effect (as defined below) on Borrower. Borrower has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted except where the failure to have such power could not reasonably be expected to have a Material Adverse Effect on Borrower.

“Material Adverse Effect” means, when used in connection with an entity, any change, event or effect that is materially adverse to the consolidated businesses, assets (including intangible assets), revenues, financial condition, or results of operations of such entity and each and all of its affiliates, taken as a whole, it being understood that none of the following, alone or in combination, shall be deemed to constitute a Material Adverse Effect: (i) changes, events or effects attributable to the public announcement or pendency of the transactions contemplated hereby, (ii) changes, events or effects attributable to general global, national or regional economic and/or political conditions or which affect the market area or industry of such entity (including fluctuations of any magnitude in interest rates, currency rates, taxes, changes in any laws and/or regulations applicable to such entity), (iii) changes, events or effects attributable to changes in U.S. GAAP, (iv) changes, events or effects attributable to actions or omissions of a party to this Agreement taken with the prior informed written consent of the other party to this Agreement, (v) changes, events or effects attributable to the transactions contemplated hereby or resulting from a party’s compliance with the terms or conditions of this Agreement, and/or (vi) costs and expenses incurred, accrued or to be incurred or accrued in connection with the transactions contemplated hereby, including attorneys’ and accountants’ fees.

Section 3.2 Capacity; Execution of Agreement. Borrower has all requisite power, authority, and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder. The execution and delivery of this Agreement, and the performance by Borrower of the transactions and obligations contemplated hereby have been duly authorized by all requisite corporate action of Borrower. This Agreement has been duly executed and delivered by Borrower and constitutes a valid and legally binding agreement of Borrower, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both state and federal, affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

Section 3.3 No Conflicts, etc. Subject to receipt of necessary approvals and consents, neither the execution and delivery of this Agreement by the Borrower, nor the consummation of the transactions contemplated hereby, will (i) conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under, (A) the certificate or articles of incorporation or by-laws (or similar constituent documents) of Borrower or (B) any applicable law, statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which the Borrower is a party or by which the Borrower or any of its properties is subject or bound, except where any such conflict, breach, violation or default, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect upon the Borrower; (ii) result in the creation of, or give any third party the right to create any lien upon the assets of the Borrower or any of its subsidiaries, except where such lien, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect upon the Borrower; (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract to which the Borrower is a party, except where such termination or modification, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect upon the Borrower; or (iv) result in any suspension, revocation, forfeiture or nonrenewal of any permit, license, qualification, authorization or approval applicable to the Borrower or any of its subsidiaries, except where such suspension, revocation, impairment, forfeiture or nonrenewal, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect upon the Borrower.

Section 3.4 Consents and Approvals. Except for any consents, approvals, authorizations or other permits obtained, or any filings or notifications made, prior to the Initial Closing Date, the execution and delivery of this Agreement by the Borrower, and the performance of this Agreement will not, require the Borrower or any affiliate thereof to obtain any consent, approval, authorization or other permit from, or to make any filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, whether domestic or foreign. or other third party, except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to prevent the consummation of the transactions contemplated hereby and/or the Borrower from performing any of its obligations under this Agreement.

Section 3.5. Power and Authority. Borrower has all requisite legal and other power and authority to execute and deliver this Agreement and to carry out and perform its other obligations hereunder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF LENDER

Except as set forth on the Schedule of Exceptions delivered to Borrower in connection with this Agreement, Frost Gamma represents and warrants to Borrower as of the date of this Agreement as follows:

Section 4.1. Capacity; Execution of Agreement. Frost Gamma has all requisite power, authority, and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder. The execution and delivery of this Agreement, and the performance by Frost Gamma of the transactions and obligations contemplated hereby have been duly authorized by all requisite corporate action of Frost Gamma. This Agreement has been duly executed and delivered by Frost Gamma and constitutes a valid and legally binding agreement of Frost Gamma, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both state and federal, affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

Section 4.2. Formation and Standing. Frost Gamma is a trust duly formed, validly existing and in good standing under the laws of the State of Florida. Frost Gamma has the requisite power and authority to own and operate its properties and assets, and to carry on its business as currently conducted.

Section 4.3. Power and Authority. Frost Gamma has all requisite legal and other power and authority to execute and deliver this Agreement and to carry out and perform its other obligations hereunder.

Section 4.4. Accredited Investor. Frost Gamma is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

Section 4.5. Suitability and Sophistication. Frost Gamma has such knowledge and experience in financial and business matters that it is capable of independently evaluating the risks and merits of entering into this Agreement.

Section 4.6. Brokers or Finders. Frost Gamma has not engaged any brokers, finders or agents, or incurred, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.

ARTICLE V

MISCELLANEOUS

Section 5.1. Survival of Representations and Warranties; Indemnification.

(a)	The representations and warranties of Borrower and Frost Gamma contained in or made pursuant to this Agreement will survive the execution and delivery of this Agreement and the Initial Closing, and for an additional 12 months subsequent to the Initial Closing, and with respect to the representations and warranties of Borrower only, for the longer of an additional 12 months subsequent to any Advance and the time period during which any Obligations are outstanding.

(b)	Borrower hereby agrees to indemnify and hold harmless Frost Gamma and, as applicable, its officers, directors, stockholders, agents and representatives from and against any and all claims, demands, losses, damages, expenses or liabilities (including reasonable attorneys’ fees) due to or arising out of a material breach of any representation, warranty or covenant provided, made or agreed to by Borrower hereunder or under the Note.

(c)	Frost Gamma hereby agrees to indemnify and hold harmless Borrower and, as applicable, its officers, managers, directors, stockholders, members, agents and representatives from and against any and all claims, demands, losses, damages, expenses or liabilities (including reasonable attorneys’ fees) due to or arising out of a material breach of any representation, warranty or covenant provided, made or agreed to by Frost Gamma hereunder.

Section 5.2. Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. Borrower may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Frost Gamma. Frost Gamma may assign its rights and obligations hereunder to an entity directly or indirectly controlled by or under common control with Frost Gamma.

Section 5.3. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

Section 5.4. Facsimile. A facsimile copy of an original written signature shall be deemed to have the same effect as an original written signature.

Section 5.5. Captions and Headings. The captions and headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 5.6. Notices. Unless otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement will be in writing and will be conclusively deemed to have been duly given (i) when hand delivered to the other party; (ii) upon receipt, when sent by facsimile to the number set forth below or email to the address set forth below; (iii) five business days after deposit in the U.S. mail, postage prepaid and addressed to the other party at the address set forth below; or (iv) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed. Each person making a communication hereunder by facsimile or email will promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile or email pursuant hereto but the absence of such confirmation will not affect the validity of any such communication. A party may change or supplement the addresses given below, or designate additional addresses for purposes of this Section 5.6, by giving the other party written notice of the new address in the manner set forth above.

If to Borrower:

Ladenburg Thalmann Financial Services Inc.
277 Park Avenue, 26th Floor

New York, NY 10172
Attention: Brian Heller

If to Frost Gamma:

Frost Gamma Investments Trust
4400 Biscayne Blvd.
15th Floor
Miami, FL 33137
Attention: Steve Rubin and Veronica Miranda

Section 5.7. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Borrower and Frost Gamma.

Section 5.8. Enforceability; Severability. The parties hereto agree that each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law. If one or more provisions of this Agreement are nevertheless held to be prohibited, invalid or unenforceable under applicable law, such provision will be effective to the fullest extent possible excluding the terms affected by such prohibition, invalidity or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. If the prohibition, invalidity or unenforceability referred to in the prior sentence requires such provision to be excluded from this Agreement in its entirety, the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

Section 5.9. Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Florida.

Section 5.10. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT EACH HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 5.11. Further Assurances; Access. Frost Gamma and Borrower will from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement. Upon reasonable written notice, Borrower shall afford the officers, employees and authorized agents and representatives of Frost Gamma reasonable access, during normal business hours, to the offices, properties, books, records and such additional financial and operating data and other information regarding the assets, goodwill and business of the Borrower as Frost Gamma may from time to time reasonably request.

Section 5.12. Entire Agreement. This Agreement and all exhibits hereto and thereto constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and no party will be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

Section 5.13. Delays or Omissions. No delay or omission to exercise any right power or remedy accruing to any party under this Agreement, or upon any breach or default of any other party under this Agreement, will impair any such right, power or remedy of such non-breaching or non-defaulting party nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any provisions or conditions of this Agreement, must be in writing and will be effective only to the extent specifically set forth in such writing. Except as otherwise set forth herein, all remedies, either under this Agreement or by law or otherwise afforded to any party, will be cumulative and not alternative.

Section 5.14. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

Section 5.15. Equitable Relief. The parties hereto recognize that, if such party fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the other parties. Each party hereto therefore agrees that the other parties are entitled to seek temporary and permanent injunctive relief and any other equitable remedy a court of competent jurisdiction may deem appropriate in any such case.

Section 5.16. No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 5.17. Public Announcements. No public announcements shall be made by any party hereto relating to the transactions contemplated by this Agreement without the prior written consent of the Borrower and Frost Gamma, such consent not to be unreasonably withheld, except where required by applicable law; provided, however, that in the event of such a legally required disclosure, the disclosing party will consult with the other consenting party with respect to the text of such disclosure and will provide the other consenting party with a copy of the disclosure prior to its publication.

Section 5.18. Expenses. Each party shall bear its own costs and expenses in connection with the transactions contemplated hereby, except to the extent that Lender’s Expenses shall be Obligations subject to the provisions hereof.

Section 5.19. Exhibits and Schedule of Exceptions. All exhibits, annexes and schedules, including the Schedule of Exceptions set forth as Exhibit C hereto, annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. A disclosure in any particular Schedule of the Schedule of Exceptions or otherwise in this Agreement will be deemed adequate to disclose another exception to a representation or warranty made herein if the disclosure identifies the exception with reasonable particularity so that any exception to any other Schedule is reasonably apparent.

[Signatures begin on next page.]

IN WITNESS THEREOF, this Agreement has been executed by the undersigned as of the day, month and year first above written.

Ladenburg Thalmann Financial Services Inc.

By:	/s/ Brian L. Heller
Name:	Brian L. Heller
Title:	Senior Vice President - Business and Legal Affairs

Frost Gamma Investments Trust

By:	/s/ Phillip Frost, M.D.
Name:	Phillip Frost, M.D.
Title:	Trustee

EXHIBIT A

NOTE

$40,000,000	New York, NY

Dated as of November 8, 2017

FOR VALUE RECEIVED, Ladenburg Thalmann Financial Services Inc., a Florida corporation with offices at 4400 Biscayne Blvd., 12th Floor, Miami, FL 33137 (“Borrower”), pursuant to this Note (“Note”), hereby promises to pay to Frost Gamma Investments Trust, a Florida trust (“Lender”), at such place as Lender may designate from time to time in writing, in lawful money of the United States of America, the principal amount of $40,000,000, or such lesser amount as shall equal the outstanding principal balance of the loan (the “Loan”) made to Borrower by Lender pursuant to that certain Credit Agreement, dated as of November 8, 2017, by and between Borrower and Lender (the “Credit Agreement”) and this Note, and to pay all other amounts due with respect to the Loan on the dates and in the amounts set forth in the Credit Agreement and this Note.

1. Definitions. All terms used, but not defined herein, shall have the meanings ascribed to them in the Credit Agreement. In addition, the terms set forth below shall have the following meanings:

(a) “Advances” means amounts advanced under the Note upon prior written notice to the Lender by the Borrower not later than 3:00 p.m., Eastern Standard Time, on the third business day prior to the date of any advance of credit pursuant hereto. Any such notice shall be in the form of the Borrowing Notice (as hereafter defined), shall be certified by the president or chief financial officer of Borrower, and shall set forth the aggregate amount of the requested Advance. Upon receiving a request for an Advance to which Borrower is entitled hereunder, the Lender shall make the requested Advance available to Borrower by wire transfer of immediately available funds to a bank account designated by Borrower.

(b) “Available Amount” means forty million dollars ($40,000,000).

(c) “Borrowing Notice” means the Notice of Borrowing set forth as Exhibit B to the Credit Agreement.

(d) “Credit Agreement” means the Credit Agreement, dated as of the date hereof, between Borrower and Lender.

(e) “Default Rate” shall mean a rate that shall be five percent (5.0%) in excess of the Interest Rate but not more than the maximum rate allowed by law. The Default Rate is imposed as liquidated damages for the purpose of defraying the Lender’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Lender’s exercise of any rights and remedies hereunder or under applicable law, and any fees and expenses of any agents or attorneys which the Lender may employ. In addition, the Default Rate reflects the increased credit risk to the Lender of carrying a loan that is in default. Borrower agrees that the Default Rate is a reasonable forecast of just compensation for anticipated and actual harm incurred by the Lender, and that the actual harm incurred by the Lender cannot be estimated with certainty and without difficulty.

(f) “Event of Default” shall mean the occurrence of one or more of the following events:

(1) Borrower shall fail to make any payment due to Lender under this Note when the same shall become due and payable, whether at maturity, by acceleration or otherwise, within five (5) business days after receipt of written notice from Lender that such payment is due and unpaid.

(2) Borrower violates any of the covenants contained in Sections 6 and 7 of this Note and fails to remedy such violation within ten (10) days after receipt of written notice from Lender that such a violation has occurred.

(3) Any material portion of Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) business days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal or governmental agency, and the same is not paid within ten (10) business days after Borrower receives notice thereof; provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower.

(4) Any document executed in connection with the Loan ceases to be, or Borrower asserts that such document is not, in any material respect, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

(5) A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee (or similar official) of Borrower or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding.

(6) Borrower commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of Borrower or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts, other than debts contested in good faith, as they become due, or shall take any corporate action in furtherance of any of the foregoing.

(7) One or more defaults shall exist under any agreement with any third party or parties which consists of the failure to pay any Indebtedness at maturity or which results in the acceleration of any Indebtedness prior to its stated maturity and the aggregate amount of such Indebtedness is in excess of Five Hundred Thousand Dollars ($500,000) and such acceleration is not annulled within thirty (30) days or such payment default continues for thirty (30) days.

(8) A final, non-appealable judgment or judgments entered by a court or courts of competent jurisdiction for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000) shall be rendered against Borrower and shall remain unsatisfied, unbonded and unstayed for a period of thirty (30) days or more.

(9) Any material misrepresentation or material misstatement that exists now or hereafter in any warranty, representation, statement, certification or report made to Lender by Borrower or any officer, employee, agent or director of Borrower shall prove to have been false or misleading in any material respect when made or furnished.

(g) “Indebtedness” means, with respect to Borrower, the aggregate amount of, without duplication, (a) all obligations of Borrower for borrowed money, (b) all obligations of Borrower evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of Borrower to pay the deferred purchase price of property or services (excluding trade payables aged less than one hundred eighty (180) days), (d) all capital lease obligations of Borrower, (e) all obligations or liabilities of others secured by a Lien on any asset of Borrower, whether or not such obligation or liability is assumed, (f) all obligations or liabilities of others guaranteed by Borrower, and (g) any other obligations or liabilities which are required by GAAP to be shown as debt on the balance sheet of Borrower.

(h) “Interest Rate” shall be 11% per annum.

(i) “Lender’s Expenses” means all reasonable attorneys’ fees, costs and expenses incurred in amending, enforcing or defending the Note (including fees and expenses of appeal or review), including the exercise of any rights or remedies afforded under the Note; or under applicable law, whether or not suit is brought, whether before or after bankruptcy or insolvency, including without limitation all fees and costs incurred by Lender in connection with Lender’s enforcement of its rights in a bankruptcy or insolvency proceeding filed by or against Borrower or its property.

(j) Lien” means any voluntary or involuntary security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, encumbrance or other lien with respect to any property of the Borrower in favor of any person.

(k) “Obligations” shall mean actual indebtedness, principal, interest, fees, charges, expenses and reasonable attorneys’ fees and costs and other amounts, obligations, covenants and duties owing by Borrower to the Lender (or any permitted assignee) of any kind and description (whether pursuant to or evidenced by this Note or the Credit Agreement), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including Lender’s Expenses, in each case as then outstanding hereunder.

(l) “Permitted Indebtedness” means and includes:

(1) Indebtedness of Borrower to Lender;

(2) Indebtedness arising from the endorsement of instruments in the ordinary course of business;

(3) Indebtedness existing on the date hereof and disclosed in the Schedule of Exceptions to the Credit Agreement;

(4) Indebtedness of Borrower which is subordinated to the Indebtedness of Borrower under this Note; and which is in an aggregate original principal amount not to exceed $250,000 at any time and

(5) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower.

(m) “Permitted Liens” means:

(1) Liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided that Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower).

(2) Liens existing as of the date of this Note and identified in the Schedule of Exceptions to the Credit Agreement.

(3) Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings (provided that Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower).

(4) Liens upon any equipment or other personal property acquired by Borrower after the date hereof to secure (i) the purchase price of such equipment or other personal property, or (ii) lease obligations or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other personal property; provided that such Liens are confined solely to the equipment or other personal property so acquired and the proceeds thereof and the amount secured does not exceed the acquisition price thereof.

(5) Bankers’ liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business and Liens in favor of financial institutions arising in connection with Borrower’s deposit accounts or securities accounts held at such institutions to secure customary fees and charges;

(6) Any judgment, attachment or similar Lien not resulting in an Event of Default hereunder; and

(7) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described above but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

(n) “Person” means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

2. Advances Under the Note and Obligations. From time to time prior to the Maturity Date, subject to the provisions below, the Lender may make Advances to the Borrower, which the Borrower shall pay and may reborrow, so long as the aggregate amount of Advances outstanding at any one time shall not exceed the Available Amount. Notwithstanding the face amount of the Note, Borrower’s liability under the Note shall include the Obligations. Lender may determine to include Obligations other than interest payable at the Interest Rate in calculating the Available Amount. The obligation of the Lender to make Advances shall be subject to the Lender’s receipt of a completed Borrowing Notice and such documents as the Lender may reasonably request and the absence of any continuing Event of Default. Prior to making the first Advance and as a condition to such Advance, Borrower shall provide Lender with a certificate of the duly authorized Secretary of Borrower as to its Bylaws and resolutions adopted by its board of directors authorizing the Credit Agreement, this Note and the transactions contemplated hereby and thereby, and a certified copy of Borrower’s Articles of Incorporation as well as any and all third-party consents which are required to be procured by Borrower before it can incur the indebtedness evidenced by this Note and otherwise commit itself to its obligations hereunder.

3. Payments of Obligations, including Principal and Interest. The principal amount of the Loan evidenced hereby, together with any accrued and unpaid interest, and any and all the Obligations, including unpaid costs, fees and expenses accrued, such as Lender’s Expenses, shall be due and payable on August 25, 2021 (the “Maturity Date”).

4. Interest; Ranking. All amounts outstanding from time to time hereunder shall bear interest until such amounts are paid, at the Interest Rate. Following any Event of Default (including before or after any judgment is entered) and after the Maturity Date, the principal balance outstanding hereunder, together with all such other amounts outstanding hereunder, shall bear interest at a rate per annum equal to the Default Rate. This Note shall rank senior in right of payment to all of Borrower’s subordinated indebtedness incurred after the Initial Closing Date and equal in right of payment with all other senior indebtedness of Borrower incurred after the Initial Closing Date.

5. Prepayments. Borrower may prepay in cash, at any time or from time to time, all or any portion of the amounts due hereunder, without penalty or premium; provided, however, that any prepayment (whether voluntary or involuntary) shall be applied first to accrued and unpaid interest and second to outstanding principal and other Obligations due hereunder. Prepayments of all or any portion of the Obligations shall not reduce the Available Amount, and funds may be reborrowed hereunder up to the Available Amount, subject to the provision hereof and the Note. If Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other person under any bankruptcy act, state, provincial or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

6. Affirmative Covenants. Borrower covenants that, so long as any amounts are due and payable hereunder to Lender or any commitment to make any Loan still exists, Borrower shall:

(a) Maintain its corporate existence and its good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on the financial condition, operations or business of Borrower. Borrower shall maintain in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a material adverse effect on its financial condition, operations or business.

(b) Comply with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to materially adversely affect the financial condition, operations or business of Borrower.

(c) As soon as possible, and in any event within five (5) days after the discovery of a default or an Event of Default, provide Lender with an Officer’s Certificate setting forth the facts relating to or giving rise to such default or Event of Default and the action which Borrower proposes to take with respect thereto.

7. Negative Covenants. Except as identified in the Schedule of Exceptions to the Credit Agreement, Borrower covenants that, so long as any amounts are due and payable hereunder to Lender or any commitment to make any Loan still exists, without the prior approval of Lender, Borrower shall not:

(a) Change its name, jurisdiction of incorporation, or principal place of business without thirty (30) days prior written notice to Lender.

(b) Create, incur, assume or suffer to exist any Lien of any kind upon any of Borrower’s property, whether now owned or hereafter acquired, except Permitted Liens.

(c) (i) Prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money (other than amounts due or permitted to be prepaid under this Agreement) or lease obligations, or (ii) amend, modify or otherwise change the terms of any Indebtedness for borrowed money or lease obligations so as to accelerate the scheduled repayment thereof.

(d) Create, incur, assume or permit to exist any Indebtedness except Permitted Indebtedness.

8. Lender’s Rights and Remedies. Upon the occurrence of an Event of Default, while such Event of Default is continuing (provided that an Event of Default shall be continuing at all times after any cure period therefor expires), Lender shall not have any further obligation to advance money or extend credit to or for the benefit of Borrower. In addition, upon the occurrence and during the continuance of an Event of Default, the entire unpaid principal sum hereunder, plus any and all interest accrued thereon, plus all other sums due and payable to Lender hereunder shall, at the option of Lender, become due and payable immediately without presentment, demand, notice of nonpayment, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Borrower.

9. Remedies Cumulative, Etc.

(a) No right or remedy conferred upon or reserved to Lender hereunder or now or hereafter existing at law or in equity is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of Lender, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefor shall occur.

(b) Borrower hereby waives presentment, demand, notice of nonpayment, protest, notice of protest, notice of dishonor and any and all other notices in connection with any default in the payment of, or any enforcement of the payment of, all amounts due under this Note. To the extent permitted by law, Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.

(c) Costs and Expenses. Following the occurrence of any Event of Default, Borrower shall pay upon demand all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in the exercise of any of its rights, remedies or powers under this Note and any amount thereof not paid promptly following demand therefor shall be added to the principal sum hereunder and shall bear interest at the Default Rate from the date of such demand until paid in full.

10. Indemnification and Waiver. Whether or not the transactions contemplated hereby shall be consummated:

(a) General Indemnity. Borrower agrees upon demand to pay or reimburse Lender for all liabilities, obligations and out-of-pocket expenses, including Lender’s expenses and reasonable fees and expenses of counsel for Lender from time to time arising in connection with the enforcement or collection of sums due under this Note or the Credit Agreement, and in connection with any amendment or modification of such documents or any “work-out” in connection with such documents. Borrower shall indemnify, reimburse and hold Lender, and each of its respective successors, assigns, agents, attorneys, officers, directors, shareholders, servants, agents and employees (each an “Indemnified Person”) harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including claims relating to environmental discharge, cleanup or compliance), all costs and expenses whatsoever to the extent they may be incurred or suffered by such Indemnified Person in connection therewith (including reasonable attorneys’ fees and expenses), fines or penalties (and other charges of any applicable governmental authority) (each, a “Claim”), directly or indirectly relating to or arising out of the use of the proceeds of the Loans or otherwise, the falsity of any representation or warranty of Borrower or Borrower’s failure to comply with the terms of this Note or the Credit Agreement. Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Note. Upon Lender’s written demand, Borrower shall assume and diligently conduct, at its sole cost and expense, the entire defense of Lender, each of its partners, and each of their respective, agents, employees, directors, officers, shareholders, successors and assigns against any indemnified Claim described in this Section. Borrower shall not settle or compromise any Claim against or involving Lender without first obtaining Lender’s written consent thereto, which consent shall not be unreasonably withheld.

11. Notices. All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party or sent by hand delivery, facsimile, courier service guaranteeing next business day delivery, or overnight U.S. express mail, return receipt requested, to such party at its address set forth in the Credit Agreement with copies to the parties designated to receive copies in the Credit Agreement. Such notice shall be deemed to be given when received. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

12. Severability. In the event that any provision of this Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

13. Successors and Assigns. This Note inures to the benefit of Lender and binds Borrower, and their respective successors and assigns, and the words “Borrower” and “Lender” whenever occurring herein shall be deemed and construed to include such respective successors and assigns; provided, however, that neither this Note nor any rights hereunder may be assigned by Borrower without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole discretion.

14. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Florida. Borrower agrees that any action or proceeding against it to enforce the Note may be commenced in state or federal court in any county in the State of Florida, and Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail in accordance with the notice provisions set forth herein.

15. Entire Agreement; Construction; Amendments and Waivers.

(a) Entire Agreement. This Note and each of the related loan documents dated as of the date hereof, taken together, constitute and contain the entire agreement between Borrower and Lender with respect to the subject matter hereof and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, with respect to such subject matter. Borrower acknowledges that it is not relying on any representation or agreement made by Lender or any employee, attorney or agent thereof, other than the specific agreements set forth in this Note and the related loan documents.

(b) Construction. This Note is the result of negotiations between and has been reviewed by each of Borrower and Lender as of the date hereof and their respective counsel; accordingly, this Note shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender. Borrower and Lender agree that they intend the literal words of this Note and the related loan documents and that no parol evidence shall be necessary or appropriate to establish Borrower’s or Lender’s actual intentions.

(c) Amendments and Waivers. Any and all amendments, modifications, discharges or waivers of, or consents to any departures from any provision of this Note or of any of the related loan documents shall not be effective without the written consent of Lender and Borrower. Any waiver or consent with respect to any provision of such loan documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent affected in accordance with this Section shall be binding upon Lender and on Borrower.

16. Reliance by Lender. All covenants, agreements, representations and warranties made herein by Borrower shall be deemed to be material to and to have been relied upon by Lender, notwithstanding any investigation by Lender.

17. No Set-Offs by Borrower. All sums payable by Borrower pursuant to this Note or any of the related loan documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

18. Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any obligations hereunder or commitment to fund remain outstanding. The obligations of Borrower to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in Section 10 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lender have run.

19. WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

LADENBURG THALMANN FINANCIAL SERVICES INC.

By:
Name:	Joseph Giovanniello, Jr.
Title:	Senior Vice President – Corporate and Regulatory Affairs

EXHIBIT B

NOTICE OF BORROWING

Frost Gamma Investments Trust
4400 Biscayne Blvd.
15th Floor
Miami, FL 33137

RE: Notice of Borrowing

Date ___

Gentlemen:

Pursuant to the terms of a Credit Agreement dated as of November 8, 2017 (“Credit Agreement”), we hereby request you to make an advance in the amount of $___.

This notice constitutes a reaffirmation by the undersigned that the representations and warranties in the Credit Agreement are true, correct and accurate in all material respects as if the date hereof was the Initial Closing Date and a certification by the undersigned that it is in compliance with the Credit Agreement and the Note in all material respects as of the date of this Notice of Borrowing as if the date hereof was the Initial Closing Date.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

Very truly yours,

Ladenburg Thalmann Financial Services Inc.

By:
Name:
Title: